Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2010
JURASIN OIL AND GAS, INC
(UNAUDITED)
	Jurasin Oil and Gas, Inc.	Radiant Oil and Gas, Inc.		Pro-forma recapitalization		Pro Forma Consolidated Balance Sheet	Pro-forma Adjustments		Pro Forma Consolidated Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$214,845	$877	$			$215,722	$8,000	(b)
							25,000	(d)
							475,000	(c)	$723,722
Investments	256,042	-				256,042			256,042
Due from related party	224,834	-				224,834			224,834
Other current assets	95,361	-				95,361			95,361
Deferred finance charge	-	-				-	152,069	(e)	152,069
Total current assets	791,082	877				791,959	660,069		1,452,028

Oil and gas properties, accounted for using the full cost method of accounting, net	3,077,119	-				3,077,119			3,077,119
Other assets	8,877	-				8,877			8,877
TOTAL ASSETS	$3,877,078	$877		$-		$3,877,955	$660,069		$4,538,024

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable and accrued expenses	$1,259,510	$72,858				$1,332,368			$1,332,368
Notes payable, including accrued interest of $561,216	3,979,091	-				3,979,091	$(100,000)	d)	3,879,091
Advances from shareholders, including $29,071 of accrued interest	-	150,358				150,358	(108,500)	b)	41,858
Payable to stockholder	-	-				-	165,000	(f)	165,000
Debentures payable to related party, net of discount	-	-				-	78,658	d)	78,658
Debentures payable, net of discount	-	-				-	298,903	(c)	298,903
	5,238,601	223,216				5,461,817	334,061		5,795,878

Note payable to shareholder	-	-				-	884,000	(f)	884,000
Other long-term liabilities	310,711	-				310,711	-		310,711
TOTAL LIABILITIES	5,549,312	223,216				5,772,528	1,218,061		6,990,589

Stockholders' deficit
Preferred Stock, $0.01 par value, 5,000,000 shares authorized; none issued and outstanding	-	-				-			-
Common Stock	15,528	44,852		(44,852)	(a)		5,000	(b)
				129,324	(a)	144,852			149,852

Additional paid-in capital	-	3,738,573		(3,960,912)	(a)
				(129,324)	(a)	(351,663)
							111,500	(b)
							176,097	(c)
							46,342	(d)
							152,069	(e)
							1,049,000)	(f)
									(914,655)
Accumulated other comprehensive income	37,694					37,694			37,694
Accumulated deficit	(1,725,456)	(4,005,764)		4,005,764	(a)	(1,725,456)			(1,725,456)

Total Stockholders' Deficit	(1,672,234)	(222,339)		-		(1,894,573)	(557,992)		(2,452,565)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,877,078	$877		$-		$3,877,955	$660,069		$4,538,024

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
DECEMBER 31, 2009
JURASIN OIL AND GAS, INC.
(UNAUDITED)

	Jurasin	Radiant		Adjustments	Pro Forma

Revenues	$106,502	$-	(f)	$(35,649)	$70,853

Costs and expenses
Lease operating expenses	278,383	-	(f)	(13,652)	264,731
Depletion, depreciation, and amortization and accretion	49,002	-		-	49,002
Impairment	-	-		-	-
Selling, general, and administrative	515,897	75,126		-	591,023
	843,282	75,126		(13,652)	904,756

Loss from operations	(736,780)	(75,126)		(21,997)	(833,903)

Other expense	(317,690)	(8,566)		-	(326,256)

Net loss	(1,054,470)	(83,692)		(21,997)	(1,160,159)

Unrealized gain/loss on securities	68,788	-		-	68,788

Comprehensive loss	$(985,682)	$(83,692)		$(21,997)	$(1,091,371)

Net Loss per common share		$(0.02)			$(0.08)
Basic and diluted weighted average common shares		4,432,174			14,903,407

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
MARCH 31, 2010
JURASIN OIL AND GAS, INC.
(UNAUDITED)

	Jurasin	Radiant		Adjustments	Pro Forma

Revenues	$44,854	$-	(f)	$(5,686)	$39,168

Costs and expenses
Lease operating expenses	22,169	-	(f)	(10,905)	11,264
Depletion, depreciation, and amortization & accretion	17,028	-		-	17,028
Gain on sale of assets	-	-		-	-
Selling, general, and administrative	113,803	80,134		-	193,937
	153,000	80,134		(10,905)	222,229

Loss from operations	(108,146)	(80,134)		5,219	(183,061)

Other expense	(51,708)	(2,585)		-	(54,293)

Net loss	(159,854)	(82,719)		5,219	(237,354)

Unrealized gain/loss on securities	8,930	-		-	8,930

Comprehensive loss	$(150,924)	$(82,719)		$5,219	$(228,424)

Net Loss per common share		$(0.02)			$(0.02)
Basic and diluted weighted average common shares		4,477,687			14,977,687

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

In August 2010, Jurasin Oil and Gas, Inc. (“we”, “us”, “Jurasin”) completed a reverse acquisition transaction through an Reorganization Agreement with Radiant Oil and Gas, Inc. (“Radiant”) whereby Radiant acquired 100% of our issued and outstanding capital stock in exchange for 10,000,000 shares of Radiant’s common stock.  The agreement provides for the issuance of up to an additional 2,000,000 shares of Radiant common stock upon the satisfaction of certain performance conditions. As a result of the reverse acquisition, we became Radiant’s wholly-owned subsidiary and our former stockholders became the controlling stockholders of Radiant.  The share exchange with Radiant was treated as a reverse acquisition, with Jurasin as the accounting acquirer and Radiant as the acquired party.

Consequently, our assets and liabilities and our historical operations will be reflected in the consolidated financial statements for periods prior to the Reorganization Agreement.  Our assets and liabilities will be recorded at the historical cost basis.  After the completion of the Reorganization Agreement, our consolidated financial statements will include the assets and liabilities of both Jurasin and Radiant, our historical operations up through the closing date of the Reorganization Agreement and the combined operations of Radiant and Jurasin from the closing date of the Reorganization Agreement.

These pro forma financial statements are prepared assuming the transaction occurred on March 31, 2010 (as to the balance sheet) and on January 1, 2009 (as to the income statements).

Audited financial statements of Jurasin and Radiant have been used in the preparation of the pro forma statements for the twelve months ended December 31, 2009.  Unaudited financial statements have been used in the preparation of the pro forma financial statements as of March 31, 2010 and for the three months ended March 31, 2010.  These pro forma financial statements should be read in conjunction with the historical financial statements of Radiant and Jurasin.

On April 16, 2010, Radiant effected a five for one reverse stock split.  These pro forma financial statements have been retroactively restated to reflect the stock split.

Note 2 – PRO FORMA ASSUMPTIONS

(a)

To eliminate the equity of Radiant, the accounting acquiree, and to reflect the recapitalization of the common stock and additional paid in capital of Jurasin as a result of the reverse merger.

(b)

To reflect the issuance of 500,000 shares of common stock to a related party of Radiant for $8,000 cash and conversion of $108,500 of debt prior to the Reorganization Agreement.

(c)

To reflect the sale by Radiant of 4.75 units consisting of $475,000 of debentures and warrants to purchase 475,000 shares of Radiant common stock to three investors. The debentures have an 18% per annum stated interest rate, an effective interest rate of 71%, and mature on July 31, 2011.  The warrants have an exercise price of $.50 per share and a term of up to 4 years. The proceeds of the debentures were allocated between the debentures and the warrants based on their relative fair market values.  The fair market value of the warrants were determined using the black-sholes option pricing model with the following assumptions:

Risk-free interest rate	1.22%
Dividend yield	0%
Volatility factor	232%
Expected life (years)	4 years

We allocated the proceeds, which were collected prior to the close of the Reorganization Agreement and which totaled $475,000, between the warrants and the debentures based on the relative fair values as follows:

Relative fair value of warrants	$176,097
Relative fair value of debenture	$298,903
Gross proceeds	$475,000

The relative fair value of the warrants is reflected as a discount from the debt.  The discount will be amortized using the effective interest method over the life of the debenture, one year.

(d)

To reflect the sale by Radiant of 1.25 units consisting of debentures with a face amount of $125,000 and warrants to purchase 125,000 shares of Radiant common stock to a related party of Radiant.  The debentures have an 18% per annum stated interest rate, an effective interest rate of 71%, and mature on July 31, 2011.  The warrants have an exercise price of $.50 per share and a term of up to 4 years.  The proceeds of the debentures were allocated between the debentures and the warrants based on their relative fair market values.  The fair market value of the warrants were determined using the black-sholes option pricing model with the following assumptions:

Risk-free interest rate	1.22%
Dividend yield	0%
Volatility factor	232%
Expected life (years)	4 years

 We allocated the proceeds between the warrants and the debentures based on the relative fair values as follows:

Relative fair value of warrants	$46,342
Relative fair value of debenture	$78,658
Gross proceeds	$125,000

The relative fair value of the warrants is reflected as a discount from the debt.  The discount will be amortized using the effective interest method over the life of the debenture, one year.

The proceeds from the sale of these debentures were used to pay $100,000 of Jurasin’s existing notes payable and provided $25,000 in cash to Radiant.

(e)

To reflect the deferred finance charge associated with issuance of the debentures  described in (c) and (d) above pursuant to a $14,500,000 funding arrangement. The pro rata portion of the offering costs associated with the $600,000 debentures that were issued was $152,069 and is reflected as a deferred finance charge.  The deferred finance charge will be amortized over the life of the debentures, one year.

(f)

To reflect the conveyance of certain assets and liabilities to a company owned by John M. Jurasin, our majority stockholder, at or before the time of the acquisition as follows:

a.

Effective March 2010, we assigned certain minor legacy overriding royalty interests in various projects, including the Baldwin AMI, the Coral, Ruby and Diamond Project, the Aquamarine Project, and the Ensminger Project to a related party entity owned by John M. Jurasin.  Additionally, we assigned our working interest in a minor project, Charington, to the related party entity.  We did not receive any proceeds for the conveyances and, except for the Ensminger Project, the interests assigned had a historical cost basis of $0. The Ensminger Project had allocable costs of $23,446. The conveyance was accounted for as a transaction between entities under common control and the ORRI was recorded as a distribution to shareholder and transferred out of property at it historical cost. This transaction was recorded in Jurasin’s books as of March 31, 2010; accordingly, it had no balance sheet effect.

The revenues associated with these properties, $35,649 and $5,686 during the year ended December 31, 2009 and the three months ended March 31, 2010, respectively, are reflected as pro forma adjustments.  The expenses associated with these properties, $13,652 and $10,905 during the year ended December 31, 2009 and the three months ended March 31, 2010, respectively, are reflected as pro forma adjustments.

b.

The Reorganization Agreement provides that Mr. Jurasin will receive a note payable for $884,000 that carries interest at a rate of 4% per annum and is payable in three years.   The Jurasin note shall be prepaid upon the Company raising at least $10,000,000 and subject to payment in full our Credit Facility.  Also in connection with the Reorganization, an additional $165,000, which has no formal repayment terms, is also due to Mr. Jurasin.

The net assets and note and account payable that were conveyed are treated as a deemed dividend to Mr. Jurasin.

Note 3 – BASIC AND DILUTED LOSS PER SHARE

The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding, giving effect to pro forma transactions as follows:

Radiant post-split shares, March 31, 2010	4,485,205
Issuance of common stock to Radiant shareholder (a)	500,000
Issuance of common stock to Jurasin shareholders (d)	10,000.000
Total common shares outstanding per pro forma consolidated financial statements	14,985,205

As of the date of the transaction, there were warrants to purchase 600,000 shares of Radiant common stock outstanding.  Because Radiant had a loss position, the warrants were anti-dilutive, and basic and diluted weighted average common shares outstanding were the same.